Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-197054) pertaining to the 1999-2002 Stock Option/Stock Issuance Plans, the Amended and Restated 2005 Equity Incentive Award Plan and the 2014 Employee Stock Purchase Plan of Amphastar Pharmaceuticals, Inc.,
(2)	Registration Statement (Form S-8 No. 333-203017) pertaining to the Amended and Restated 2005 Equity Incentive Award Plan of Amphastar Pharmaceuticals, Inc.,
(3)	Registration Statement (Form S-8 No. 333-205470) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.,
(4)	Registration Statement (Form S-8 No. 333-210213) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.,
(5)	Registration Statement (Form S-8 No. 333-216700) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.,
(6)	Registration Statement (Form S-8 No. 333-223651) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.,
(7)	Registration Statement (Form S-8 No. 333-230330) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.,
(8)	Registration Statement (Form S-8 No. 333-237223) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.,
(9)	Registration Statement (Form S-8 No. 333-254293) pertaining to the 2015 Equity Incentive plan of Amphastar Pharmaceuticals, Inc., and
(10)	Registration Statement (Form S-3 No. 333-260916) of Amphastar Pharmaceuticals, Inc.

of our reports dated March 11, 2022, with respect to the consolidated financial statements of Amphastar Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Amphastar Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Amphastar Pharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Irvine, California

March 11, 2022